DIODES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 2, 2003

                  NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING (THE "MEETING") OF THE STOCKHOLDERS OF DIODES INCORPORATED (THE "COMPANY") WILL BE HELD AT THE RENAISSANCE HOTEL, 30100 AGOURA ROAD, AGOURA HILLS, CALIFORNIA 91301, ON MONDAY, JUNE 2, 2003 AT 10:00 A.M. (CALIFORNIA TIME) FOR THE FOLLOWING PURPOSES:

TO ACT ON:

1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors' nominees are: C.H. Chen, Michael R. Giordano, Keh-Shew Lu, M.K. Lu, Shing Mao, Raymond Soong and John M. Stich.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Moss Adams LLP as the Company's independent certified public accountants for the year ended December 31, 2003.

3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting or any adjournment thereof.

                  Only persons who are stockholders of record (the "Stockholders") at the close of business on April 18, 2003 are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment or postponement thereof.

                  The Proxy Statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

                  As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Stockholders on or about April 29, 2003.

                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR SHARES ARE VOTED. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                  Dated at Westlake Village, California, this seventeenth day of April, 2003.

                       By Order of the Board of Directors,

                                            DIODES INCORPORATED

                                            /s/ Carl Wertz
                                            Carl Wertz,
                                            Secretary

                               DIODES INCORPORATED
                            3050 EAST HILLCREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                                 (805) 446-4800

                                 PROXY STATEMENT

                          ANNUAL MEETING: JUNE 2, 2003


                               GENERAL INFORMATION

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Diodes Incorporated (the "Company") for use at the annual meeting (the Meeting") of the stockholders of the Company to be held on Monday, June 2, 2003, at the Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California 91301, at 10:00 a.m. (California time) and at any adjournment or postponement thereof. C.H. Chen and Carl C. Wertz, the designated proxyholders (the "Proxyholders"), are members of the Company's management. Only stockholders of record (the "Stockholders") on April 18, 2003 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy card (the "Proxy") first will be mailed to Stockholders on or about April 29, 2003.

MATTERS TO BE CONSIDERED

                  The matters to be considered and voted upon at the Meeting will be:

1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors' nominees are: C.H. Chen, Michael R. Giordano, Keh-Shew Lu, M.K. Lu, Shing Mao, Raymond Soong and John M. Stich.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Moss Adams LLP as the Company's independent certified public accountants for the year ended December 31, 2003.

3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting or any adjournment thereof.

COST OF SOLICITATION OF PROXIES

                  This Proxy solicitation is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. This solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, beneficial owners, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, or in person to request that Proxies be furnished. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost for the printing and solicitation of Proxies is $10,000.

OUTSTANDING  SECURITIES AND VOTING RIGHTS;  REVOCABILITY OF PROXIES

                  The authorized capital of the Company consists of (i) 30,000,000 shares of common stock ("Common Stock"), $0.66-2/3 par value, of which 8,412,092 shares were issued and outstanding on the Record Date (with an additional 1,075,672 shares held as treasury stock) and (ii) 1,000,000 shares of Class A Preferred Stock, $1.00 par value ("Class A Preferred Stock"), none of which were issued and outstanding on the Record Date. The Common Stock and the Class A Preferred Stock are collectively referred to as the "Stock." A majority of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions and "broker non-votes" (as defined below) will be treated as shares present and entitled to vote for the purpose of determining the presence of a quorum.

                  Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders, except that in connection with the election of directors, each Stockholder has the right to cumulate votes, provided that the candidates' names have been properly placed in nomination prior to commencement of voting and a Stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes. If a Stockholder has given such notice, all Stockholders may cumulate their votes for all nominated candidates. Cumulative voting entitles a Stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such Stockholder, or to distribute such Stockholder's votes on the same principle among as many candidates as the Stockholder shall think fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors and the return of the Proxy shall grant such authority.

                  A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed, cabled or telecopied Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting.

                  Brokers holding Common Stock in "street name" who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. In the event any such broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote such Common Stock in his discretion as to the election of directors or the appointment of independent auditors. Certain other proposals, however, are non-discretionary, and brokers or nominees who have received no instructions from their clients do not have discretion to vote on such proposals without specific instructions from the beneficial owner. When a broker or nominee votes a client's shares on some but not all proposals, the missing votes are referred to as "broker non-votes." If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Director's nominees and "FOR" the appointment of Moss Adams LLP as the Company's independent auditors.

                  Each proposal described herein, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Abstentions with respect to any proposal submitted to the Stockholders, other than the election of directors, will be included in the number of votes cast on such proposal and, accordingly, will have the effect of a vote "AGAINST" such proposal. However, broker non-votes with respect to a proposal submitted to the Stockholders will not be included in the number of shares counted as being present for the purposes of voting on such proposed and, accordingly, have no effect on the approval of the proposal.

                  Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted "FOR" the election of the nominees for director set forth herein and "FOR" the other proposals described herein.

                  Of the shares of Common Stock outstanding on the Record Date, 3,067,639 (or approximately 36.5%) (the "Shares") were held in the name of Lite-On Semiconductor Corporation ("LSC"), formerly named Lite-On Power Semiconductor ("LPSC"). See "General Information - Security Ownership of Certain Beneficial Owners and Management" and "Proposal One - Election of Directors - Certain Relationships and Related Transactions" for a discussion of the relationship between LPSC, LSC and the Company. An additional 215,312 shares (or approximately

2.6%) were owned by directors and executive officers of the Company on the Record Date. LSC and each director and executive officer has informed the Company that they will vote "FOR" the election of the nominees to the Board of Directors identified herein, and "FOR" the appointment of Moss Adams LLP as the Company's independent auditors.

                  Recently, the Securities and Exchange Commission (the "SEC") amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals with were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal was not submitted to the Company prior to March 15, 2003, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no stockholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee or nominees to the Board of Directors' nominees identified herein where death, illness or other circumstances arise which prevent any such nominee for directors from serving in such position and to vote such Proxy for such substitute nominee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (other than depositories), (ii) each executive officer, director and nominee for director of the Company, and (iii) all directors and executive officers as a group:

                                                                                AMOUNT AND
                                                                                 NATURE OF
                                                                                BENEFICIAL             PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                         OWNERSHIP (2)        OF CLASS(3)
------------------------------------------------------------------------ -- -------------- ----- ------------
Lite-On Semiconductor Corporation ("LSC")                                        3,067,639 (4)           36.5%
------------------------------------------------------------------------ -- -------------- ----- ------------
Fidelity Management & Research Company ("FMR")                                     814,800                9.7%
------------------------------------------------------------------------ -- -------------- ----- ------------
Dimensional Fund Advisors, Inc. ("Dimensional Funds")                              452,050                5.4%
------------------------------------------------------------------------ -- -------------- ----- ------------
Raymond Soong                                                                      374,167 (5)            4.3%
------------------------------------------------------------------------ -- -------------- ----- ------------
C.H. Chen                                                                          150,000 (5)            1.8%
------------------------------------------------------------------------ -- -------------- ----- ------------
Michael R. Giordano                                                                107,625 (5)(6)         1.3%
------------------------------------------------------------------------ -- -------------- ----- ------------
Keh-Shew Lu                                                                          3,333 (5)             *
------------------------------------------------------------------------ -- -------------- ----- ------------
M.K. Lu                                                                             63,333 (5)             *
------------------------------------------------------------------------ -- -------------- ----- ------------
Shing Mao                                                                          146,000 (5)            1.7%
------------------------------------------------------------------------ -- -------------- ----- ------------
John M. Stich                                                                       19,333 (5)(7)          *
------------------------------------------------------------------------ -- -------------- ----- ------------
Joseph Liu                                                                         292,000 (5)            3.4%
------------------------------------------------------------------------ -- -------------- ----- ------------
Mark A. King                                                                       155,749 (5)            1.8%
------------------------------------------------------------------------ -- -------------- ----- ------------
Carl C. Wertz                                                                       72,187 (5)             *
------------------------------------------------------------------------ -- -------------- ----- ------------
All directors, nominees and executive officers as a group (10 persons)           1,383,727 (8)           14.4%
------------------------------------------------------------------------ -- -------------- ----- ------------
     * Less than 1%.

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(1) The address of LSC is 9F. No. 233-2, Pao-Chiao Road, Hsin-Tien, Taipei-hsien 23115, Taiwan, R.O.C. The address of the directors and executive officers of the Company is 3050 East Hillcrest Drive, Westlake Village, California 91362. The address of FMR is 82 Devonshire Street, Boston, MA 02109-3614. The address of Dimensional Funds is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(2) The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable.

(3) Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group.

(4) LSC, which holds 3,067,639 shares of Common Stock, as the record holder, is a public company listed on the Taiwan OTC and a member of the Lite-On Group of companies. See "Proposal One - Election of Directors - Certain Relationships and Related Transactions" for a discussion of the relationship among LSC, the Company and certain directors and executive officers of the Company.

(5) Includes the following shares of Common Stock, which the named individual has the right to acquire within 60 days after the Record Date by the exercise of vested stock options:

                              NAMED INDIVIDUAL                       SHARES
                              ----------------                       ------
                              Raymond Soong                         244,167
                              C.H. Chen                             150,000
                              Michael R. Giordano                    67,500
                              Keh-Shew Lu                             3,333
                              M.K. Lu                                63,333
                              Shing Mao                             120,000
                              John M. Stich                          18,333
                              Joseph Liu                            277,000
                              Mark A. King                          155,749
                              Carl C. Wertz                          69,000

(6) Includes 1,500 shares of Common Stock held in the name of UBS PaineWebber Trust for the IRA of Mr. Giordano.

(7) Includes 1,000 shares of Common Stock held in a joint account with Mr. Stich's spouse.

(8) Includes 1,168,415 shares that the directors and executive officers have the right to acquire within 60 days after the Record Date, by the exercise of vested stock options, but excludes an additional 239,334 shares that the directors and executive officers will have the right to acquire upon the exercise of stock options, which options will become exercisable in installments more than 60 days after the Record Date.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

                  The Company's Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors, but may not be less than five nor more than seventeen. Currently, the Board of Directors has fixed the number of directors at seven. The Bylaws further provide for the election of each director at each annual meeting of stockholders.

                  The persons named below have been nominated for election to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

                  None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company as of the date hereof, and, except as set forth, as of the date hereof, no directorships are held by any director in a company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

                  The   following   table   sets  forth   certain   biographical
information concerning the nominees for director and the executive officers of the Company as of the Record Date.

                                                                                                         DIRECTOR
OFFICERS AND DIRECTORS             AGE                     POSITION WITH THE COMPANY                      SINCE
------------------------------- ---------- ----------------------------------------------------------- -------------
Raymond Soong (1)                  61      Chairman of the Board of Directors                              1993
------------------------------- ---------- ----------------------------------------------------------- -------------
C.H. Chen (2)                      60      President, Chief Executive Officer and Director                 2000
------------------------------- ---------- ----------------------------------------------------------- -------------
Michael R. Giordano (3)            56      Director                                                        1990
------------------------------- ---------- ----------------------------------------------------------- -------------
Keh-Shew Lu (4)                    56      Director                                                        2001
------------------------------- ---------- ----------------------------------------------------------- -------------
M.K. Lu (5)                        54      Director                                                        1995
------------------------------- ---------- ----------------------------------------------------------- -------------
Shing Mao (6)                      67      Director                                                        1990
------------------------------- ---------- ----------------------------------------------------------- -------------
John M. Stich (7)                  61      Director                                                        2000
------------------------------- ---------- ----------------------------------------------------------- -------------
Joseph Liu (8)                     61      Vice President, Operations                                       --
------------------------------- ---------- ----------------------------------------------------------- -------------
Mark A. King (9)                   44      Vice President, Sales and Marketing                              --
------------------------------- ---------- ----------------------------------------------------------- -------------
Carl C. Wertz (10)                 48      Chief Financial Officer, Secretary and Treasurer                 --
------------------------------- ---------- ----------------------------------------------------------- -------------

(1) Mr. Raymond Soong has been the Chairman of the Board of Silitek Corporation since 1990 and has been Chairman of the Boards of LSC, formerly LPSC, since 1992, and Lite-On Technology Corporation (a
         Lite-On Group company), since 1992. In October 2002, Silitek Corporation and Taiwan Lite-On merged with Lite-On Technology Corporation. See "General Information - Security Ownership of Certain Beneficial Owners and Management" and "Proposal One - Election of
         Directors - Certain Relationships and Related Transactions" for a discussion of the relationships among Lite-On Technology, Silitek, LPSC, LSC and the Company. Since 1996, Mr. Soong has also been Chairman of the Board of FabTech, Inc. ("Diodes-FabTech" or "FabTech") (formerly a subsidiary of LSC, acquired by the Company in December 2000). Mr. Soong is a graduate of the National Taipei Institute of Technology's Electronic Engineering Department. After serving as a senior engineer for RCA and as a chief engineer for Texas Instruments, Inc. ("TI"), Mr. Soong, together with several of his co-workers, founded Taiwan Lite-On Electronic Co. Ltd. ("Taiwan Lite-On"), a manufacturer of electronic components and subsystems, in 1975. Mr. Soong is also Chairman of the Board of the Company's manufacturing subsidiary in Shanghai, China ("Diodes-China"), and its Taipei, Taiwan subsidiary ("Diodes-Taiwan").



                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(2) Mr. C.H. Chen was appointed President and Chief Executive Officer of the Company on March 30, 2000. From 1969 to 1990, Mr. Chen held various positions at TI, most recently as Vice President of TI-Taiwan. In 1990, he left TI to found Dyna Image Corporation (a public company listed on the Taiwan OTC market), a Lite-On Group company and the world's leading supplier of contact image sensors (CISs), which are key components in fax machines and scanners. In December 2000, Dyna Image Corporation merged with LPSC to form LSC. Mr. Chen is currently the Vice Chairman of LSC, Chairman of the Company's Strategic Planning Committee, and a director of Diodes-Taiwan and Diodes-FabTech.

 (3) Mr. Michael R. Giordano joined the investment-banking firm of PaineWebber, Inc. as a Senior Vice President-Investment Consulting when PaineWebber, Inc. acquired his previous employer, Kidder Peabody and Co., Inc. Mr. Giordano was with Kidder Peabody since 1979. In 2000, PaineWebber, Inc. merged with UBS AG to form UBS PaineWebber, Inc. Mr. Giordano advises corporations, foundations, trusts, and municipal governments in investments and finance. Formerly a captain and pilot in the United States Air Force, Mr. Giordano received his Bachelor of Science degree in Aerospace Engineering from California State Polytechnic University and his Masters degree in Business Administration (Management and Finance) from the University of Utah. Mr. Giordano also did post-graduate work in International Investments at Babson College. Mr. Giordano was Chairman of the Board and Chief Executive Officer of the Leo D. Fields Co. from 1980 to 1990, when GWC Holdings acquired it. Mr. Giordano serves on the Board of Directors of Professional Business Bank in Pasadena, California. Mr. Giordano is Chairman of the Company's Audit Committee and the Compensation and Stock Options Committee, and is a member of the Strategic Planning Committee. Mr. Giordano is also the pension consultant for the Company's 401(k) plan.

(4) In 2001, Dr. Keh-Shew Lu retired as Senior Vice President of TI and manager of Worldwide Mixed-Signal Products--Semiconductor Group, in which position he served since 1998. His responsibilities included all aspects of the mixed-signal system and end-equipment businesses for TI worldwide, including design, process and product development, manufacturing and marketing. Dr. Lu's business areas included the mixed-signal portion of TI's digital signal processing solutions, display solutions, and mixed-signal wireless communications and RF. From 1996 to 1998, Dr. Lu was manager of TI's worldwide memory business. In addition, he served as President of TI Asia from 1994 until 1998, where he had responsibility for all of TI's activities in Asia (excluding Japan). Since beginning his career at TI in 1974, Dr. Lu has held a number of technical and managerial positions within TI's Semiconductor Group, including Vice President and division manager of the Linear Products Division. Dr. Lu holds a bachelor's degree in engineering from the National Cheng Kung University in Taiwan, and a master's degree and doctorate in electrical engineering from Texas Tech University. Dr. Lu is a director of Zeevo, Inc., a privately held emerging developer of Bluetooth and wireless controller products, Chairman of Asia American Citizen's Council, and is a member of the Advisory Board to Southern Methodist University's Asian Studies Program. Dr. Lu is also a director of two publicly held companies in
         Taiwan: Lite-On Technology Corporation and Winbond Electronics Corporation ("Winbond"). Winbond is focused on the development, manufacture, and marketing of personal computer, telecommunications, and consumer electronics products. Dr. Lu is a member of the Company's Compensation and Stock Options Committee, the Audit Committee and the Strategic Planning Committee.

(5) Mr. M.K. Lu is currently President of LSC, to which position he was re-appointed in March 2000. In November 1998, Mr. Lu formed a new company, Actron Technology Corporation, and is also acting President of this manufacturer of pressfit diodes for the automotive market. From 1991 to June 1998, Mr. Lu was President and a director of LPSC. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. See "General - Security Ownership of Certain Beneficial Owners and Management" and "Proposal One - Election of Directors - Certain
         Relationships and Related Transactions" for a discussion of the relationship among Silitek, LPSC, LSC and the Company. Since 1995, Mr. Lu has been a director of FabTech. Mr. Lu earned his Bachelor's degree in Electrical Engineering at Tatung Institute of Technology and is a Business Administration graduate of the National Chengchi University. Mr. Lu is also a member of the Chinese Management Association and the Chinese Association for Advancement of Management, and is a director of Diodes-China.

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(6) In 2000, Dr. Shing Mao retired as Chairman of the Board of Lite-On, Inc., a California corporation located in Milpitas, California, and a wholly owned subsidiary of Taiwan Lite-On, in which position he served since 1988. See "General Information - Security Ownership of Certain Beneficial Owners and Management" and "Proposal One - Election of
         Directors - Certain Relationships and Related Transactions" for a discussion of the relationship among Silitek, LSC and the Company. Since 1989, Dr. Mao has been a director of Dyna Investment Co., Ltd. of Taiwan, a venture capital company. Dr. Mao was a director of LSC from 1989 to 2000. Since 1996, Dr. Mao has also been a director of FabTech. Before joining Lite-On, Dr. Mao served in a variety of management positions with Raytheon Company for four years, with TI for 11 years, and with UTL Corporation (later acquired by Boeing Aircraft Company) for seven years. Dr. Mao earned his Ph.D. degree in electrical engineering at Stanford University in 1963. Dr. Mao is a member of the Company's Strategic Planning Committee and the Compensation and Stock Options Committee.

(7) Mr. John M. Stich is the President and Chief Executive Officer of The Asian Network; a consulting company that specializes in assisting high-technology companies to expand their business in Asia. Prior to this position, Mr. Stich was the Chief Marketing Officer for TI in Japan with responsibility for TI's sales and marketing in Japan from 1994 to 1999. Mr. Stich joined TI in 1964, and has served in various management positions, including Marketing Manager for TI Asia in Tokyo from 1970 to 1972, Marketing Director in Taiwan from 1978 to 1982,
         Managing Director of TI-Hong Kong from 1982 to 1991, and Vice President-Semiconductors for TI Asia from 1991 to 1994. Mr. Stich has also been active in leading various industry associations, including serving as Governor for the American Chamber of Commerce in Japan and in Hong Kong, as Chairman of the Semiconductor Industry Association (Japan Chapter), and as President of the Japan America Society of Dallas/Fort Worth. Mr. Stich is also a member of the Advisory Board to Southern Methodist University's Asian Studies Program and is President of Project Oasis, a non-profit organization that helps needy children. Mr. Stich is a member of the Company's Audit Committee, the Compensation and Stock Options Committee and the Strategic Planning Committee.

(8) In May 1998, Mr. Joseph Liu was appointed President of Vishay/LPSC and Vice President, Far East Operations for the Company, the former position in which he served until March 2000, when Vishay agreed to sell its 65% interest in the Vishay/LPSC joint venture to the Lite-On Group, the 35% owner. Mr. Liu continues to serve as the Company's Vice-President, Operations. Mr. Liu previously served as Vice President, Operations of the Company from 1994 to 1998 and Chief Financial Officer, Secretary and Treasurer from 1990 to 1998. Mr. Liu was also the Company's Vice-President, Administration from 1990 to 1994. Prior to joining the Company, Mr. Liu held various management positions with TI Dallas, since 1971, including Planning Manager, Financial Planning Manager, Treasury Manager, Cost Accounting Manager and General Accounting Manager with TI Taiwan, Ltd. in Taipei; from 1981 to 1986 as Controller with TI Asia in Singapore and Hong Kong; from 1986 to 1989 as Financial Planning Manager, TI Latin America Division (for TI Argentina, TI Brazil and TI Mexico) in Dallas; and from 1989 to 1990 as Chief Coordinator of Strategic Business Systems for TI Asia Pacific Division in Dallas. Mr. Liu is also President and a director of Diodes-China and President of Diodes-FabTech. See "Proposal One - Election of Directors - Certain Relationships and Related Transactions" for a discussion of the relationship between Diodes-China and the Company.

(9) Mr. Mark A. King, the Company's Vice President, Sales since 1991, was appointed the Company's Vice President, Sales and Marketing in May 1998. Before joining the Company, Mr. King served for nine years in various sales management positions at Lite-On, Inc., a California corporation located in Milpitas, California, and a manufacturer of optoelectronic products.

(10) Mr. Carl C. Wertz, the Company's Controller since 1993, was appointed the Company's Chief Financial Officer, Secretary and Treasurer in 1998. Before joining the Company, Mr. Wertz served in various financial and accounting positions, most recently as Controller of Westco Products, a manufacturer and distributor of food products, headquartered in Pico Rivera, California. Mr. Wertz, a licensed CPA, began his accounting career with Deloitte & Touche LLP. Mr. Wertz is a director of Diodes-China and Diodes-Taiwan.

COMMITTEES OF THE BOARD OF DIRECTORS

                  The Board of Directors has a standing Audit Committee, a Compensation and Stock Options Committee, and a Strategic Planning Committee, each of which consists of two or more directors who serve at the discretion of the Board of Directors. The members of each Committee are as follows:

AUDIT COMMITTEE                COMPENSATION AND STOCK OPTIONS COMMITTEE         STRATEGIC PLANNING COMMITTEE
---------------                ----------------------------------------         -----------------------------
Michael R. Giordano*           Michael R. Giordano*                             C.H. Chen*
Dr. Keh-Shew Lu                John M. Stich                                    Michael. R. Giordano
John M. Stich                  Dr. Shing Mao                                    Dr. Shing Mao
                               Dr. Keh-Shew Lu                                  John M. Stich
* Chairman                                                                      Dr. Keh-Shew Lu

                  The Audit Committee makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company's employees.

                  The Compensation and Stock Options Committee makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for officers and other key employees of the Company. The Compensation and Stock Options Committee also administers the Company's 1993 Incentive Stock Option Plan ("1993 ISO Plan"), the 1993 Non-Qualified Stock Option Plan ("1993 NQO Plan"), the Incentive Bonus Stock Plan, and the Company's 401(k) profit sharing plan (the "401(k) Plan"), and the 2001 Omnibus Equity Incentive Plan.

                  The Strategic Planning Committee focuses on new product development, marketing, and research and development operations of the Company.

                  The Board of Directors held two meetings during calendar year 2002. The Compensation and Stock Options Committee held three meetings, the Audit Committee held six meetings, and the Strategic Planning Committee held one meeting during calendar year 2002. All of the persons who were directors of the Company or members of committees were present for at least 75% of the meetings during calendar year 2002.

EMPLOYEE BENEFITS PLANS

         1993 ISO PLAN

                  The 1993 Incentive Stock Option Plan (the "1993 ISO Plan") provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase up to 1,500,000 shares of the Company's Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires ten years from the date of grant. As of the Record Date, 453,113 shares have been issued on the exercise of options granted, 1,038,992 shares were subject to outstanding options, and 7,895 shares were available for issuance upon the grant of options under the 1993 ISO Plan. The 1993 ISO Plan expires on May 10, 2003 after which time no additional options can be granted.

         1993 NQO PLAN

                  The 1993 Non-Qualified Stock Option Plan (the "1993 NQO Plan") became effective on July 6, 1993. The 1993 NQO Plan provides for the grant of options that do not qualify as incentive stock options under Section 422 of the Code to purchase up to 1,500,000 shares of the Company's Common Stock. The options may be exercised by the optionee during his or her lifetime or after his or her death by those who have inherited by will or intestacy. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. An option granted under the 1993 NQO Plan may not be priced at less than 100% of fair market value on the date of grant and expires ten years from the date of grant. As of the Record Date, 657,500 shares have been issued on the exercise of options granted, 830,000 shares were subject to outstanding options, and 12,500 shares were available for issuance upon the grant of options under the 1993 NQO Plan. The 1993 NQO Plan expires on May 10, 2003 after which time no additional options can be granted.

         2001 OMNIBUS EQUITY INCENTIVE PLAN

                  GENERAL. In April 2001, the 2001 Omnibus Equity Incentive Plan (the "2001 Incentive Plan") became effective. Under the 2001 Incentive Plan, employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to receive shares of Common Stock of the Company or other securities or benefits with a value derived from the value of the Common Stock of the Company. The purpose of the 2001 Incentive Plan is to enable the Company to attract, retain and motivate employees, non-employee directors and consultants by providing for or increasing their proprietary interests in the Company and, thereby, further align their interests with those of the Company's stockholders.

                  The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2001 Incentive Plan may not exceed the sum of (i) 1,000,000 shares and (ii) on each January 1, an additional number of shares equal to 1% of the total number of shares of Common Stock outstanding on the immediately preceding December 31; provided, however, that the maximum number of shares of Common Stock that may be issued pursuant to incentive stock options under the 2001 Incentive Plan may not exceed 2,000,000 shares.

                  As of the Record Date, no shares have been issued on the exercise of options granted, 324,000 shares were subject to outstanding options, and 861,204 shares were available for issuance upon the grant of options under the 2001 Incentive Plan.

                  ADMINISTRATION. The 2001 Incentive Plan is administered by a committee (the "Committee") of two or more directors appointed by the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and who otherwise comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the 2001 Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the 2001 Incentive Plan are borne by the Company.

                  TERMS OF AWARDS. The 2001 Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload options, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

                  An award granted under the 2001 Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Committee may grant options that either are intended to be "incentive stock options" as defined under Section 422 of the Code, or are not intended to be incentive options ("non-qualified stock options"). Incentive stock options may be granted only to employees.

                  No incentive stock option may be granted under the 2001 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. As a result of enactment of Section 162(m) of the Code, and to provide the Committee flexibility in structuring awards, the 2001 Incentive Plan states that in the case of stock options and stock appreciation rights, no person may receive in any year a stock option to purchase more than 100,000 shares or a stock appreciation right measured by more than 100,000 shares.

                  If awards granted under the 2001 Incentive Plan expire, are canceled or otherwise terminate without being exercised, the Common Stock not purchased pursuant to the award again becomes available for issuance under the 2001 Incentive Plan. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan.

                  PAYMENT OF EXERCISE PRICE. An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property or
(ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. The exercise price and any withholding taxes are payable in cash by consultants and non-employee directors, although the Committee at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

                  AMENDMENT. Subject to limitations imposed by law, the Board may amend or terminate the 2001 Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of any award previously granted under the 2001 Incentive Plan or any rights thereunder without the recipient's consent.

                  SECTION 16(B). Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and ten percent shareholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The 2001 Incentive Plan is designed to comply with Rule 16b-3.

                  TERM. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award on or after the twentieth anniversary of the adoption of the 2001 Incentive Plan.

                  PERFORMANCE GOALS. The business criteria on which performance goals are based under the 2001 Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in the value of the Common Stock after the date of grant of award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options the maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant.

                  ADJUSTMENTS. If there is any change in the stock subject to the 2001 Incentive Plan or subject to any award made under the 2001 Incentive Plan (through merger, consolidation, reorganization, re-capitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise), the 2001 Incentive Plan and shares outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 2001 Incentive Plan and the class, number of shares and price per share of stock subject to such outstanding options as determined by the Committee to be fair and equitable to the holders, the Company and the shareholders. In addition, the Committee may also make adjustments in the number of shares covered by, and the price or other value of any outstanding awards under the 2001 Incentive Plan in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders.

         INCENTIVE BONUS STOCK PLAN

                  The Company's Incentive Bonus Stock Plan provides that the Board of Directors may fix a dollar value to an employee bonus and determine to pay such bonus in the form of shares of the Common Stock of the Company. The number of shares to be awarded to the employee is determined by dividing the dollar amount of the bonus by the fair market value of one share of Common Stock. The Board of Directors may also elect to grant a number of shares of Common Stock to the employee. As of the Record Date, 186,000 were available for issuance under the Incentive Bonus Stock Plan.

         401(K) PLAN

                  The Company maintains a 401(k) profit sharing plan ("401(k) Plan") for the benefit of qualified employees in North America. Employees who participate may elect to make salary deferral contributions to the 401(k) Plan up to 17% of the employees' eligible payroll, subject to annual Internal Revenue Code maximum limitations. The Company makes a contribution of $1 for every $2 contributed by the participant, up to 6% of the participant's eligible payroll. In addition, the Company may make a discretionary contribution to the qualified employees, in accordance with the 401(k) Plan.

COMPENSATION OF DIRECTORS

                  Each director of the Company receives (i) a fee of $1,500 for each meeting of the Board of Directors or committee meeting attended in person, and (ii) a fee of $750 for each meeting in which such director participates by telephone. The Board of Directors may modify such compensation in the future. Both employee and non-employee directors are eligible to receive stock option grants.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the calendar year ended December 31, 2002, or written representations that no reports were necessary, all reporting persons filed reports on a timely basis. To avoid the inadvertent failure of directors and executive officers to timely file these reports, the Company periodically advises such persons of their filing obligations.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

                  The following table sets forth certain information concerning compensation paid or accrued by the Company to its Chief Executive Officer and to each of the other four most highly compensated executive officers (the "Named Executives") for each of the fiscal years ended December 31, 2000, 2001 and 2002:

                           SUMMARY COMPENSATION TABLE
                                                                                      LONG TERM COMPENSATION
                                                                                      ----------------------
                                               ANNUAL COMPENSATION                      AWARDS                     PAYOUTS
                                               -------------------                --------------------       --------------------
                                                                 OTHER                       SECURITIES
                                                                 ANNUAL         RESTRICTED    UNDERLYING                 ALL OTHER
NAME AND                                                     COMPENSATION        STOCK      OPTIONS/ SARS       LTIP   COMPENSATION
PRINCIPAL POSITION         YEAR  SALARY ($)       BONUS ($)     ($) (1)         AWARDS ($)        (#)        PAYOUTS($)        ($)
------------------         ----  ----------       ---------     ----------      ----------        ---        ----------        ---
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
C.H. CHEN                  2002    150,000          210,000             --           --          50,000           --            --
President and              2001    150,000               --             --           --              --           --            --
Chief Executive            2000    112,500(2)       290,000             --           --         150,000           --            --
Officer
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
JOSEPH LIU                 2002    164,800          170,000         51,800           --          15,000           --            --
Vice President,            2001    160,000               --         42,100           --          12,000           --            --
Operations                 2000    160,000          244,000         52,600           --         108,000           --            --
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
MARK KING                  2002    164,800          140,000         32,400           --          12,000           --            --
Vice President, Sales      2001    160,000               --         22,200           --          12,000           --            --
and Marketing              2000    160,000          244,000             --           --          18,000           --            --
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
CARL WERTZ                 2002    123,600          100,000         24,500           --           9,000           --            --
Chief Financial            2001    120,000               --         18,500           --           9,000           --            --
Officer, Secretary         2000    120,000          176,200         30,000           --          13,500           --            --
and Treasurer
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------
WALTER BUCHANAN            2002    240,200(3)            --             --           --              --           --    281,000(5,6)
Former President,          2001    255,600               --             --           --              --           --    150,000 (5)
Diodes-FabTech             2000     21,845(4)            --             --           --              --           --
                                                                                                                             --
----------------------- -------- ------------- ------------- -------------- ------------- --------------- ------------- ------------

 (1) Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including, but not limited to, auto allowances, per-diem, life insurance payable at the direction of the employee, contributions under the Company's 401(k) Plan, and group health insurance. This amount is reported only when the aggregate amount of such personal benefits exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported for the individual Named Executive.

(2) Mr. Chen was appointed President and Chief Executive Officer of the Company on March 30, 2000 at a base salary of $150,000 per year.

(3) Mr. Buchanan's employment was terminated in October 2002.


                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(4) Mr. Buchanan joined the Company in December 2000 as part of the Company's acquisition of FabTech, Inc.

(5) Amounts paid are accordance with the terms of a management incentive agreement as part of the FabTech acquisition, and these amounts paid by the Company are reimbursed by LSC, the selling party.

(6)      Includes severance pay of $131,000 paid in January 2003.


STOCK OPTION GRANTS

                  The following table contains certain information concerning the grant of stock options during the fiscal year ended December 31, 2002 to the Named Executives. The Company granted no Stock Appreciation Rights ("SARs") during 2002.

                      OPTION/SAR GRANTS IN FISCAL YEAR 2002
---------------------------------------------------------------------------------------------------   ----------------------------
                                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                                               AT ASSUMED
                                                                                                          ANNUAL RATES OF STOCK
                                                                                                         PRICE APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                                TEN-YEAR OPTION TERM(1)
---------------------------------------------------------------------------------------------------    ----------------------------
                        NUMBER OF SECURITIES
                             UNDERLYING         PERCENT OF TOTAL
                            OPTIONS/SARS          OPTIONS/SARS        EXERCISE OR
                             GRANTED (#)           GRANTED TO         BASE PRICE         EXPIRATION
    NAME                                         EMPLOYEES (%)          ($/SH)              DATE           5% ($)        10% ($)
    ----                                         -------------          ------              ----           ------        -------
    ------------------- ---------------------- ------------------- ------------------ ----------------- ------------- --------------
    C.H. CHEN                   50,000                20.0                8.53           6/28/2012          268,224       679,731
    ------------------- ---------------------- ------------------- ------------------ ----------------- ------------- --------------
    JOSEPH LIU                  15,000                6.0                 8.53           6/28/2012           80,467       203,919
    ------------------- ---------------------- ------------------- ------------------ ----------------- ------------- --------------
    MARK A. KING                12,000                4.8                 8.53           6/28/2012           64,374       163,135
    ------------------- ---------------------- ------------------- ------------------ ----------------- ------------- --------------
    CARL C. WERTZ                9,000                3.6                 8.53           6/28/2012           48,280       122,352
   ------------------------------------------------------------------------------- ------------------------ ------------------------
Increase in market value of the Company's Common Stock for all stockholders     5% (to $13.89/share)     10% (to $22.12/share)
at assumed annual rates of stock price appreciation (as used in the table       --------------------     ---------------------
above) from $8.53 per share, over the  ten-year  period,  based upon  8,217,092    $44.1 million           $111.7 million
shares outstanding on December 31, 2002
------------------------------------------------------------------------------- ------------------------ ------------------------

(1) The Potential Realizable Value is the product of (a) the difference between (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and
         (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 2002. These amounts represent certain assumed rates of appreciation only. For example, an $8.53 per share price with a 5% annual growth rate for 10 years results in a stock price of $13.89 per share and a 10% growth rate results in a price of $22.12 per share. Actual gains, if any, on stock option exercises are dependent upon a variety of factors, including market conditions and the price performance of the Common Stock. No assurance can be made that the rate of appreciation presented in this table can be achieved.

STOCK OPTION EXERCISES AND HOLDINGS

                  The following table contains certain information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 2002 and unexercised options held by the Named Executives as of December 31, 2002:

                                     AGGREGATED OPTION / SAR EXERCISES IN FISCAL YEAR 2002
                                             AND FISCAL YEAR-END OPTION VALUES (1)
                            SHARES                                                                 VALUE OF UNEXERCISED
                          ACQUIRED ON        VALUE              NUMBER OF UNEXERCISED           "IN-THE-MONEY" OPTIONS/SARS
NAME                     EXERCISE (#)     REALIZED ($)        OPTIONS/SARS AT 12/31/02 (#)           AT 12/31/02 ($) (2)
----                     ------------    ------------        ----------------------------      -----------------------------
                                                          EXERCISABLE       UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
                                                         ------------      --------------      ------------    --------------
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------
C.H. CHEN                     --               --            100,000            100,000                 0           54,000
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------
JOSEPH LIU                    --               --            271,000             29,000           938,310           26,520
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------
MARK A. KING                  --               --            149,749             26,000           658,724           23,280
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------
CARL C. WERTZ                 --               --             64,500             19,500           260,895           17,460
----------------------- ---------------- --------------- ----------------- ------------------- --------------- ------------------

(1) All stock options have been adjusted to account for the Company's three-for-two stock split in July 2000.

(2) The value of unexercised "in-the-money" options is the difference between the closing sale price of the Company's Common Stock on December 31, 2002 ($9.61 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE
 OF THE BOARD OF DIRECTORS TO STOCKHOLDERS

                  The Report of the Compensation and Stock Options Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

             REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE

         GENERAL

                  The Compensation and Stock Options Committee (the "Committee") consists of four directors, Michael R. Giordano (Chairman), Dr. Shing Mao, John
M. Stich and Dr. Keh-Shew Lu who are not employees or former employees of the Company. The Committee makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for officers and other key employees of the Company. The Committee also administers the Company's 1993 ISO Plan, the 1993 NQO Plan, the 2001 Omnibus Equity Incentive Plan, the Incentive Stock Bonus Plan and the 401(k) Plan.

                  The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance. Compensation of executive officers includes base salary, performance-based incentive bonuses and stock-based programs. The Company's general approach to compensating executive officers is to pay cash salaries which are competitive with salaries paid to executives of other companies in the Company's industry, which are of similar size and engaged in a similar line of business. Salaries are established by the Committee based on the Committee's subjective assessment of the executive's scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company's business.

                  The Committee believes that the emphasis on performance-based and stock-based compensation serves to align the interests of the executive officers with the interests of the Company's stockholders. The Committee also seeks to establish overall compensation levels that are sufficiently competitive to attract, retain, and motivate highly competent management personnel. Base salaries for Messrs. Chen, King, Liu and Wertz are paid in accordance with subjective criteria set by the President and Chief Executive Officer of the Company. Performance-based incentive bonuses are paid in accordance with specific financial performance results against goals established prior to the start of the calendar year.

         COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Mr. C.H. Chen was appointed President, Chief Executive Officer, and a director of the Company on March 30, 2000. Mr. Chen also serves as the Vice Chairman of LSC, a Lite-On Group company (now listed on the Taiwan OTC market), for which he is also compensated by LSC. Stock options granted to Mr. Chen are based upon the Committee's subjective assessment of the performance of Mr. Chen and the Company.

         STOCK OPTIONS

     The Committee believes that the interests of senior management must be closely aligned with those of the Company's stockholders. Stock options are granted to officers and selected employees whose contributions and skills are important to the long-term success of the Company. Stock options granted to executive officers to date have been granted at no less than the fair market value of the Common Stock as of the date of grant with a ten-year term. If employment is terminated, the option expires 90 days from the termination date. To encourage retention, the ability to exercise options granted under the plans is subject to vesting restrictions. The Committee's policy is to award an initial grant at the date of employment, which vests over three years, and is in recognition of the executive officer's potential contribution to the Company. The three-year vesting period may be increased or decreased at the Committee's discretion. Decisions made by the Committee regarding the timing and size of other option grants take into consideration the Company's and the individual's performance, competitive market practices, and the size and term of option grants made in prior years.

     The Company's stock option plans have been amended and approved by the stockholders so stock options that have been awarded can qualify for exclusion under Section 162(m) of the Internal Revenue Code of 1986 as performance-based compensation.

Dated:  April 17, 2003

Compensation and Stock Options Committee of the Board of Directors of Diodes Incorporated

Michael R. Giordano, Chairman
Dr. Shing Mao
John M. Stich
Dr. Keh-Shew Lu


COMPENSATION AND STOCK OPTIONS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Options Committee consists of four directors, Michael R. Giordano (Chairman), Dr. Shing Mao, John M. Stich and Dr. Keh-Shew Lu. No person who served as a member of the Company's Compensation and Stock Options Committee during the 2002 calendar year has ever been an officer or employee of the Company or any of its subsidiaries.


REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO STOCKHOLDERS

                  The Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          REPORT OF THE AUDIT COMMITTEE

                  The Board of Directors maintains an Audit Committee comprised of three of the Company's directors, Michael R. Giordano (Chairman), Dr. Keh-Shew Lu and John M. Stich. Each member of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market. The Audit Committee assists the Board of Directors in monitoring the accounting, auditing and financial reporting practices of the Company.

                  Management is responsible for the preparation of the Company's financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit
Committee:

o                     Reviewed  and  discussed   with   management  the  audited
                      financial statements contained in the Company's Annual Report on Form 10-K for fiscal 2002; and

o Obtained from management their representation that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

                  The independent auditors are responsible for performing an audit of the Company's financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company's financial statements present fairly, in all material respects, the Company's financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit
Committee:

o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"); and

o Received and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and reviewed and discussed with the independent auditors whether the rendering of the non-audit services provided by them to the Company during fiscal 2002 was compatible with their independence.

                  The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is assessed annually for adequacy by the Audit Committee. The Audit Committee held six meetings during fiscal 2002.

                  In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's auditors are independent.

                  Based upon the reviews and discussions described above, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also has recommended, and the Board of Directors also has approved, subject to stockholder ratification, the selection of Moss Adams LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

Dated:  April 17, 2003

The Audit Committee of the Board of Directors of Diodes Incorporated,

Michael R. Giordano, Chairman
Dr. Keh-Shew Lu
John M. Stich

AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Audit Committee consists of three directors, Michael R. Giordano, Dr. Keh-Shew Lu and John M. Stich. No person who served as a member of the Company's Audit Committee during the 2002 calendar year has ever been an officer or employee of the Company or any of its subsidiaries.

EQUITY COMPENSATION PLAN INFORMATION
--------------------------------------------------------------------------------------------------------------------------
                                            NUMBER OF SECURITIES TO
                                            BE ISSUED UPON EXERCISE   WEIGHTED-AVERAGE
                                            OF OUTSTANDING OPTIONS,   EXERCISE PRICE OF        NUMBER OF SECURITIES
                                              WARRANTS AND RIGHTS   OUTSTANDING OPTIONS,     REMAINING AVAILABLE FOR
                                                      (A)            WARRANTS AND RIGHTS      FUTURE ISSUANCE UNDER
                                                                             (B)            EQUITY COMPENSATION PLANS
                                                                                              (EXCLUDING SECURITIES
                                                                                             REFLECTED IN COLUMN (A))
PLAN CATEGORY                                                                                          (C)
--------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Approved by
   Security Holders                                2,384,492 (1)           $8.86                1,067,099 (2)
--------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Not Approved by
   Security Holders                                        0                 N/A                        0
--------------------------------------------------------------------------------------------------------------------------
Total                                              2,384,492               $8.86                1,067,099
--------------------------------------------------------------------------------------------------------------------------

         (1) Shares issuable pursuant to outstanding options under the 1993 Non-qualified Stock Option Plan, the 1993 Incentive Stock Option Plan, and the 2001 Omnibus Equity Incentive Plan as of December 31, 2002.

         (2) Represents shares of Company Common Stock which may be issued pursuant to future awards under the Incentive Bonus Stock Plan, the 1993 Non-qualified Stock Option Plan, the 1993 Incentive Stock Option Plan, and the 2001 Omnibus Equity Incentive Plan.

PERFORMANCE GRAPH

                  On June 19, 2000, the Company's Common Stock commenced trading on the NASDAQ Stock Market, National Market System ("Nasdaq"), under the symbol "DIOD." From November 10, 1966 to June 16, 2000, the Company's Common Stock traded on the American Stock Exchange ("Amex"), under the symbol "DIO." Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock against the cumulative total return of the Nasdaq Composite and the Nasdaq Industrial Index for the five calendar years ending December 31, 2002. The graph is not necessarily indicative of future price performance.

                  The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                [GRAPH OMITTED]
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------
    TOTAL RETURN ANALYSIS (1)                   1997         1998        1999         2000         2001        2002
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------
    DIODES INCORPORATED                        $ 100      $ 51.28    $ 220.51     $ 159.68     $ 102.34     $147.90
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------
    NASDAQ COMPOSITE INDEX                       100       139.63      259.14       157.32       124.20       85.05
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------
    NASDAQ INDUSTRIAL INDEX                      100       106.82      183.37       121.46       113.78       84.33
    ---------------------------------------- -------- ------------ ----------- ------------ ------------ -----------

(1) The graph assumes $100 invested on December 31, 1997 in the Common Stock of the Company, the stock of the companies in the Nasdaq Composite Index and the Nasdaq Industrial Index, and that all dividends received within a quarter, if any, were reinvested in that quarter.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                    The Company conducts business with two related party companies, LSC, a public company listed on the Taiwan OTC market, and Xing International. LSC, a 36.5% shareholder, is the Company's largest shareholder, and Xing International is owned by the Company's 5% joint venture partner in Diodes-China, Ms. J.Y. Xing. C.H. Chen, the Company's President and Chief Executive Officer, and a member of the Company's Board of Directors, is also Vice-Chairman of LSC. M.K. Lu, a member of the Company's Board of Directors, is President of LSC, while

Raymond Soong, the Company's Chairman of the Board, is the Chairman of Lite-On Technology Corporation, a significant shareholder of LSC.

                  In 2002, the Company sold silicon wafers to LSC totaling 13.7% (7.7% in 2001) of the Company's sales, making LSC the Company's largest customer. Also for 2002, 17.9% (15.2% in 2001) of the Company's sales were from discrete semiconductor products purchased from LSC, making LSC the Company's largest outside vendor. The Company has a long-standing sales agreement where the Company is the exclusive North American distributor for certain of LSC's product lines. In addition, the Company leases warehouse space from LSC for its operations in Hong Kong. All such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                  In December 2000, the Company acquired the wafer foundry, FabTech, Inc., from LSC. As part of the purchase price, at December 31, 2002, LSC holds a subordinated, interest-bearing note for approximately $8.8 million. In May 2002, the Company renegotiated the terms of the note to extend the payment period from two years to four years, and therefore, payments of approximately $208,000 plus interest began in July 2002. In connection with the terms of the acquisition, LSC entered into a volume purchase agreement to purchase wafers from FabTech. In addition, as per the terms of the stock purchase agreement, the Company has entered into several management incentive agreements with members of FabTech's management. The agreements provide members of FabTech's management guaranteed annual payments as well as contingent bonuses based on the annual profitability of FabTech, subject to a maximum annual amount. Any portion of the guaranteed and contingent liability paid by FabTech is reimbursed by LSC.

                  In 2002, the Company sold silicon wafers to companies owned by Xing International totaling 1.5% (0.6% in 2001) of the Company's sales. Also for 2002, 5.6% (4.4% in 2001) of the Company's sales were from discrete semiconductor products purchased from companies owned by Xing International. In addition, Diodes-China leases its manufacturing facilities from, subcontracts a portion of its manufacturing process (metal plating) to, and pays a consulting fee to Xing International. All such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties. Ms. J.Y. Xing is also a director of Diodes-China.

                  In October 2002, Silitek and Taiwan Lite-On merged with Lite-On Technology Corporation, a publicly traded company on the Taiwan Stock Exchange. Prior to this merger, Silitek was affiliated through common ownership and control with Taiwan Lite-On, and both companies were members of the Lite-On Group and publicly traded on the Taiwan Stock Exchange.

                  Mr. Raymond Soong, who became a director and Chairman of the Board of the Company effective March 1993, is also the Chairman of the Boards of the Lite-On Group, Lite-On Technology Corporation, Diodes-China, Diodes-Taiwan and Diodes-FabTech.

                  Dr. Shing Mao, who is a director of the Company, retired in 2000 as Chairman of the Board of Lite-On Milpitas, a wholly-owned subsidiary of Taiwan Lite-On which merged with Lite-On Technology Corporation in 2002. Dr. Mao was also a director of LSC from 1989 to 2000, and since 1996, has been a director of FabTech.

                  Mr. M.K. Lu, who has been a director of the Company since 1995, is also President of LSC and acting President of Actron Technology Corporation, both Lite-On Group companies. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. Mr. Lu is also a director of Diodes-China and Diodes-FabTech.

                  Mr. Michael Giordano, a director of the Company and Senior Vice President-Investment Consulting at the investment-banking firm of UBS PaineWebber, Inc., has, from time to time, assisted directors and executive officers of the Company in stock option exercises and subsequent stock sales of the Company's Common Stock. Mr. Giordano is also the pension consultant for the Company's 401(k) plan. Mr. Giordano has, from time to time, assisted directors and officers of the Company and LSC in stock transactions. Compensation received by Mr. Giordano for services rendered to the Company and LSC for services other than as a director in 2002 was less than $20,000.

                  Mr. John M. Stich, a director of the Company, is also President and CEO of The Asian Network. Mr. Stich has previously received fees as a marketing consultant to the Company. During 2002, Mr. Stich did not perform marketing consulting services for the Company, and thus received no fees.

                  Dr. Keh-Shew Lu, a director of the Company, retired as Senior Vice President of TI and manager of Worldwide Mixed-Signal Products - Semiconductor Group in 2001. During 2002, Dr. Lu received approximately $46,000 as an engineering consultant to the Company. Dr. Lu is also a director of Lite-On Technology Corporation.

                  Mr. Mark A. King, the Company's Vice President of Sales and Marketing, has a $100,000 investment in one of the Company's computer software vendors (a privately-held company). Mr. King's investment was made subsequent to the Company's purchase of the software, which is used for quotation and channel management. Fees paid to this software vendor in 2002, including annual software maintenance, were approximately $35,000.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

     PROPOSAL TWO - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

                  The firm of Moss Adams LLP, certified accountants, has been the Company's independent accountants since 1993 and has been selected by the Board of Directors to serve as its independent accountants for the calendar year ending December 31, 2003. Professional services rendered by Moss Adams LLP for the calendar year ended December 31, 2002 consisted of an audit of the Company's financial statements, consultation on interim financial statements, services related to filings with the SEC, meetings with the Company's Audit Committee and consultation on various matters relating to accounting and financial reporting. All professional services rendered by Moss Adams LLP during calendar 2002 were furnished at customary rates and terms. The Audit Committee of the Board of Directors met with representatives of Moss Adams LLP during the past calendar year. The members of the Audit Committee are Messrs. Giordano, Lu, and Stich. Representatives of Moss Adams LLP are expected to be present at the Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from Stockholders.

AUDIT FEES, TAX FEES, AND ALL OTHER FEES

                  For the fiscal year ended December 31, 2002, fees for services provided by Moss Adams LLP were approximately as follows:

 --------------------------------------------------------------- --------------
 AUDIT FEES,  including audit of financial statements included in the  Annual  Report on Form 10-K and  Quarterly  Reports on Form
 10-Q                                                                $ 128,000
 --------------------------------------------------------------- --------------
 AUDIT-RELATED FEES, including assurance related fees                $       0
 --------------------------------------------------------------- --------------
 TAX  FEES,   professional   services  for  income  tax  return
 preparation, tax advice and tax planning                            $  51,000
 --------------------------------------------------------------- --------------
 ALL OTHER FEES, include Audit Committee  meetings,  accounting
 consulting and similar matters                                      $  33,000
 --------------------------------------------------------------- --------------
 TOTAL                                                               $ 212,000
 --------------------------------------------------------------- --------------

                  Moss Adams LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Audit Committee, in reliance on the independent auditors, determined that the provision of these services is compatible with maintaining the independence of Moss Adams LLP.

                  Stockholders are being asked to ratify the appointment of Moss Adams LLP as the Company's independent public accountants for the calendar year ending December 31, 2003. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                            PROPOSALS OF STOCKHOLDERS

                  Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposal to be included in the proxy statement for the Company's 2004 annual meeting of stockholders must be submitted by a stockholder prior to December 30, 2003, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals, which are not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal is not submitted to the Company prior to March 15, 2004, the proxies solicited by the Board of Directors for the 2004 annual meeting of stockholders will confer authority of the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2004 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

                           ANNUAL REPORT AND FORM 10-K

                  The Company's annual report to stockholders for the calendar year ended December 31, 2002 accompanies or has preceded this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company's independent auditors, for the calendar years ended December 31, 2000, 2001 and 2002.

                  STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2002, BY WRITING TO THE COMPANY; ATTN: INVESTOR RELATIONS, 3050 EAST HILLCREST DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91362, OR EMAIL THE REQUEST TO DIODES-FIN@DIODES.COM. THE INFORMATION IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.DIODES.COM.


                                  OTHER MATTERS

                  Management knows of no business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                  On December 4, 2000, the SEC adopted amendments to the proxy rules, permitting companies and intermediaries to satisfy the delivery requirements for proxy and information statements with respect to two or more security holders sharing the same address by delivering a single proxy statement or information statement to those security holders. "Householding," as this is commonly known, will reduce the amount of duplicate information that security holders receive and lower printing and mailing costs for companies. Householding is in effect for the Company's proxy distribution. However, Stockholders can obtain additional material if desired by contacting the Company directly.

                  Dated at Westlake Village, California, this seventeenth day of April 2003.

                               By Order of the Board of Directors,

                               DIODES INCORPORATED

                                               /s/ Carl Wertz
                                               Carl Wertz,
                                               Secretary

REVOCABLE PROXY                                                  REVOCABLE PROXY

                               DIODES INCORPORATED
                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 2, 2003
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder(s) of Diodes Incorporated (the "Company") hereby nominates, constitutes and appoints C.H. Chen and Carl C. Wertz, the attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company (the "Meeting") to be held at the Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California 91301, on Monday, June 2, 2003 at 10:00 a.m. (California time), and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1.       ELECTION OF DIRECTORS

[   ]  FOR all nominees listed below                   [   ]  WITHHOLD AUTHORITY
(except as marked to the contrary below)      vote for all nominees listed below
Discretionary authority to cumulate votes is granted

Nominees:  C.H. Chen, Michael R. Giordano, Keh-Shew Lu, M.K. Lu, Shing Mao,
 Raymond Soong, and John M. Stich.

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided)

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         TO  ratify  the   appointment  of  Moss  Adams  LLP  as  the  Company's
         independent certified public accountants for the year ending December 31, 2003.

         FOR [   ]         AGAINST [   ]             ABSTAIN [   ]


3.       OTHER BUSINESS

         In their discretion, the Proxyholders are authorized to transact such other business as properly may come before the Meeting and any adjournment thereof.

         FOR [   ]         AGAINST [   ]             ABSTAIN [   ]



                      Please Sign And Date On Reverse Side

REVOCABLE PROXY                                                  REVOCABLE PROXY

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES, AND "FOR" RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE DATE THIS PROXY STATEMENT WENT TO PRESS, WE DID NOT ANTICIPATE ANY OTHER MATTERS WOULD BE RAISED AT THE ANNUAL MEETING.

         The undersigned hereby ratifies and confirms all that said attorneys and Proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                         Date:
                                               -----------------------

                                               ------------------------
                                             (Name of Stockholder, Printed)

                                                -----------------------
                                               (Signature of Stockholder)

                                                -----------------------
                                             (Name of Stockholder, Printed)

                                                -----------------------
                                               (Signature of Stockholder)

                                                              (Please  date this
                                                              Proxy   and   sign
                                                              your  name  as  it
                                                              appears   on  your
                                                              stock
                                                              certificate(s).
                                                              Executors,
                                                              administrators,
                                                              trustees,     etc.
                                                              should  give their
                                                              full  titles.  All
                                                              joint       owners
                                                              should sign.)

     I (We) do [  ]             do not [  ]      expect to attend  the Meeting.






         This Proxy will be voted "FOR" the election of all nominees whose names appear above unless authority to do so is withheld. Unless "AGAINST" or "ABSTAIN" is indicated, the Proxy will be voted "FOR" the ratification of the appointment of Moss Adams LLP as the Company's independent auditors. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

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